UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2026

ABVC BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40700	26-0014658
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44370 Old Warm Springs Blvd. Fremont, CA	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (510) 668-0881

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ABVC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Private Placement of Senior Convertible Promissory Notes

On October 30, 2026 (the “Closing Date”), ABVC BioPharma, Inc. (the “Company”) entered into a securities purchase agreement (the “SPA”) with certain accredited investors (the “Purchasers”) for the sale of original issue discount senior convertible promissory notes in an aggregate principal amount of $4,106,060 (the “Notes”) for an aggregate purchase price of $3,387,500 (the “Private Placement”). Subject to the terms of the Notes, holders may convert the Notes into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) after the eight-month anniversary of issuance, with each conversion before the original maturity date requiring the Company’s prior written consent. The Notes carry a 17.5% original issue discount and mature on June 30, 2027, subject to a one-time three-month extension at the Company’s option that increases the outstanding principal by 5%.

Conversion. The shares of Common Stock issuable upon conversion of the Notes (the “Conversion Shares”) are issuable at a conversion price equal to 85% of the average of the three VWAPs for the three Trading Days prior to the applicable conversion date, subject to a floor price of $0.2 (the “Floor Price”). Conversions are subject to a beneficial ownership limitation of 4.99% (or, at the holder’s election, 9.99%) of the outstanding Common Stock.

Exchange Cap. Pursuant to Nasdaq Listing Rule 5635(d), unless and until the Company obtains stockholder approval, the Company may not issue Conversion Shares in excess of 19.99% of the shares of Common Stock outstanding on the date of the SPA (the “Exchange Cap”). The Company has agreed to seek such stockholder approval, and the failure to obtain stockholder approval by June 30, 2027 constitutes an Event of Default under the Notes.

Prepayment. The Company may prepay the Notes at any time at 102.5% of the outstanding principal amount. In addition, upon the consummation of any Financing Transaction (as defined in the Notes), the Company must prepay the Notes in an amount equal to the lesser of 20% of the Net Proceeds of such Financing Transaction and the outstanding principal amount of the Notes.

Events of Default. The Notes contain customary Events of Default. Upon an Event of Default, holders may elect repayment at the Mandatory Default Amount or conversion at the Alternate Conversion Price, in each case subject to the terms and conditions of the Notes..

SPA Covenants. Under the SPA, the Company agreed, among other things, (i) not to effect or enter into any Variable Rate Transaction for six months following the Closing Date, other than an at-the-market offering and an acceptable equity line of credit; and (ii) to grant the Purchasers, for six months following the Closing Date, the right to participate in up to 100% of any Subsequent Financing, other than an at-the-market offering and an acceptable equity line of credit.

The Company intends to use the net proceeds for working capital and funding of its subsidiaries, and to make the Settlement Payment (as hereinafter defined).

WallachBeth Capital, LLC (the “Placement Agent”) acted as exclusive placement agent for the Private Placement pursuant to an engagement letter dated October 5, 2026. The Company paid the Placement Agent a cash fee equal to 7% of the gross proceeds of the Private Placement $237,125 and reimbursed the Placement Agent for accountable expenses of $65,000.

Settlement Agreement with Lind

As previously disclosed, the Company issued a Senior Convertible Note dated as of November 17, 2023, as amended (the “Lind Note”), and entered into a Securities Purchase Agreement dated as of January 17, 2024 (the “Lind SPA”) (together with all other securities purchase agreements, notes, warrants, security agreements, guarantees and other agreements, instruments and documents entered into between ABVC or any of its subsidiaries and Lind in connection with prior financing transactions, in each case as amended, supplemented or otherwise modified, the “Lind Transaction Documents”) with Lind Global Fund II, L.P. (“Lind”). All outstanding notes held by Lind under the Lind Transaction Documents, including the Lind Note, are collectively referred to herein as the “Lind Notes”. Lind also holds a warrant to purchase 398,000 shares of Common Stock at an original exercise price of $1.00 (the “Lind Warrant”). On February 13, 2026, Lind initiated a civil action against ABVC in the Supreme Court of New York, New York County, captioned Lind Global Fund II L.P. v. ABVC Biopharma, Inc., Index No. 655319/2026 (the “Action”).

On October 26, 2026, the Company entered into a release and settlement agreement (the “Settlement Agreement”) with Lind. Pursuant to the Settlement Agreement, the Company shall pay Lind $625,000 (the “Settlement Payment”) and upon Lind’s receipt thereof, the Lind Notes shall be deemed paid and satisfied in full, cancelled and of no further force or effect and all liens, security interest and related security agreements and guaranteed under the Lind Transaction Documents shall automatically terminate and be released. Additionally, the Lind Warrant will increase by 20% (such shares of common stock are referred to herein as the “Warrant Shares”). The Company also agreed to register the Warrant Shares within 90 days after the date of the Settlement Agreement. Lind also received a 12-month participation right for any Company or subsidiary cash financings, with an allocation range of 10-25%. However, the participation right does not extend to financings in which a single investor invests $2 million or more, determined before Lind’s participation, and is subject to specified election deadlines. Under the Settlement Agreement, in addition to consenting to the Private Placement, Lind waived and the parties agreed to permanently delete all prohibitions, restrictions and consent requirements relating to any “Variable Rate Transaction,” “Prohibited Transaction” or other similar terms and transactions applicable to the Private Placement, the Lind Transaction Documents, the Lind Warrant and all future financings.

The Settlement Agreement provides for releases by the Company upon execution and by Lind upon receipt of the Settlement Payment, subject to specified surviving rights and obligations. Upon timely payment, including within the applicable cure period, Lind shall promptly execute and file a stipulation of discontinuance with prejudice of the Action.

The foregoing descriptions are qualified in their entirety by reference to the Settlement Agreement, form of SPA and form of Note, filed as Exhibits 10.1, 10.2 and 4.1 hereto, respectively, and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Settlement Agreement is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Notes is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Notes and the Conversion Shares were offered and sold, and the Warrant Shares was made, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D promulgated thereunder, as transactions not involving a public offering.

No Offer or Solicitation

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 28, 2026, the Company held a special meeting of shareholders (the “Special Meeting”). At the Special Meeting, the Company’s shareholders voted on three proposals. A quorum was present at the Special Meeting.

The voting results from the Special Meeting were as follows:

1.	To approve the Company’s 2026 Equity Incentive Plan.

For	Against	Abstain
92.83%	7.16%	0.01%

2.	To ratify certain equity awards granted since February 16, 2026.

For	Against	Abstain
99.42%	0.57%	0.01%

3.	To approve, for purposes of complying with Nasdaq Listing Rules 5635 (a), 5635(b) and 5635(d), the potential issuance of shares of our common stock, $0.001 par value per share or securities exchangeable for shares of common stock, as consideration for the acquisition of certain parcels of land located in Taoyuan and certain real property located in Hualien, Taiwan; specifically, the right to issue up to 1,600,653 shares of Common Stock at a price not less than $1.00 per share.

For	Against	Abstain
93.08%	6.91%	0.01%

Accordingly, all three proposals were approved. The Company’s 2026 Equity Incentive Plan is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 2, 2026, the Company issued a press release regarding the Private Placement. A copy of the press release is attached as Exhibit 99.1 hereto.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this report in such filing.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Note dated October 30, 2026
10.1	Lind Release and Settlement Agreement dated October 26, 2026.
10.2	Form of SPA dated October 30, 2026
10.3	2026 Equity Incentive Plan
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABVC BioPharma, Inc.

November 2, 2026	By:	/s/ Uttam Patil
Uttam Patil
Chief Executive Officer

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